Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES FIRST QUARTER 2005 RESULTS

Q1 Exceeds Revenue and Profitability Guidance, 2005 Guidance Raised

Westlake Village, CA – May 4, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the first quarter ended March 31, 2005. Performance in the quarter exceeded the Company’s previously issued guidance for revenue, net income per fully diluted common share, and net income before interest, taxes, depreciation, and amortization (EBITDA)1.

For the quarter ended March 31, 2005, ValueClick reported revenue of $51.4 million, an increase of $14.7 million, or 40 percent, from revenue of $36.7 million for the first quarter of 2004. First quarter 2005 results include a full quarter of operations from Pricerunner, acquired in August 2004. First quarter 2004 results include quarterly operations from ValueClick Japan. The Company sold its equity interest in ValueClick Japan on March 26, 2004.

First quarter 2005 income before taxes and minority interest was $14.1 million compared to $15.0 million for the first quarter of 2004. Net income for the first quarter of 2005 was $8.7 million, or $0.10 per fully diluted common share, compared to $13.4 million, or $0.16 per fully diluted common share, for the first quarter of 2004.

First quarter 2004 financial results included a non-recurring gain of $8.0 million, or $0.10 per fully diluted common share, on the sale of the Company’s equity interest in ValueClick Japan. Excluding this non-recurring gain, ValueClick’s first quarter 2004 income before taxes and minority interest was $7.0 million and net income was $5.4 million, or $0.06 per fully diluted common share.

First quarter 2005 EBITDA was $15.5 million. Excluding the non-recurring gain of $8.0 million on the sale of the Company’s equity interest in ValueClick Japan, first quarter 2004 EBITDA was $8.9 million.

The consolidated balance sheet remained strong with $256.6 million in cash, cash equivalents and marketable securities, and $397.7 million in total stockholders’ equity as of March 31, 2005.

1 EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, taxes, depreciation, and amortization. Please see the attached schedule for a reconciliation of EBITDA to GAAP net income and a discussion of why the Company believes EBITDA is a useful financial measure to investors and how it is used by management.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the second quarter of 2005, ValueClick anticipates revenue in the range of $52.0 million to $53.0 million, with the mid-point of guidance representing a 52 percent increase from second quarter 2004 revenue. The Company expects fully diluted net income per common share of approximately $0.08 in the second quarter of 2005. EBITDA for the second quarter of 2005 is expected to be in the range of $12.0 million to $13.0 million.

Based on its first quarter results and outlook for 2005, ValueClick is raising its fiscal year 2005 guidance as follows:

	Previous Guidance	New Guidance
Revenue	$215 to $220 million	$218 to $223 million

Fully diluted net income per common share	$0.37 to $0.39	$0.37 to $0.39

EBITDA	$54.0 to $56.0 million	$56.0 to $59.0 million

Second quarter and full year 2005 fully diluted net income per common share guidance assumes an effective tax rate of approximately 38.5 percent. The Company’s previous guidance, issued before the reversal of the Company’s deferred tax asset valuation allowance, was based on an effective tax rate assumption of approximately 33 percent.

“Our multiple online marketing channel strategy helped drive 40 percent pro-forma organic revenue growth and a doubling of operating income year-over-year in the first quarter,” said James Zarley, chairman and chief executive officer of ValueClick. “Our first quarter performance sets the stage for another successful year for ValueClick, where we expect to invest for future growth and still drive the expected EBITDA profitability illustrated in our upwardly-revised 2005 guidance.”

Conference Call Today
James Zarley, chairman and chief executive officer, and Sam Paisley, chief financial officer, will present an overview of the results and other factors affecting financial performance for the first quarter during a webcast on May 4, 2005 at 1:30PM PT. Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 9714480.

Webcast participants are encouraged to submit questions on financial results and business operations to management prior to the call. Please call (818) 575-4677 to leave your question on our Investor Relations voice message system. Questions will be addressed on the live call and should be received no later than 1:30PM PT on Wednesday, May 4, 2005.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising, direct marketing and search solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct and ValueClick Search groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search and a variety of email marketing options.

ValueClick Media also includes Pricerunner.com (www.pricerunner.com), a leading provider of online comparison shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended March 31,
	(Unaudited)
	(Note 1)
	2005	2004
Revenue	$51,414	$36,709
Cost of revenue	13,305	11,129

Gross profit	38,109	25,580
Operating expenses:
Sales and marketing	11,323	7,445
General and administrative	8,536	6,651
Technology	4,403	4,076
Stock-based compensation	54	238
Amortization of intangible assets	1,237	864
Restructuring benefit, net	(202)	—

Total operating expenses	25,351	19,274

Income from operations	12,758	6,306
Interest income	1,360	696
Gain on sale of equity interest in Japan subsidiary	—	8,007

Income before taxes and minority interest	14,118	15,009
Provision for income taxes	5,435	1,691

Income before minority interest	8,683	13,318
Minority share of loss of consolidated subsidiary	—	130

Net income (Note 2)	$8,683	$13,448

Basic net income per common share	$0.11	$0.17

Weighted-average shares used in computing basic net income per common share	82,300	78,412

Diluted net income per common share (Note 2)	$0.10	$0.16

Weighted-average shares used in computing diluted net income per common share	85,254	83,920

Note 1 — The condensed consolidated statements of operations include the results of Pricerunner from the beginning of the accounting period nearest to its acquisition date (August 6, 2004) in accordance with the purchase method of accounting. The three-month period ended March 31, 2004 includes the results of ValueClick Japan, which was sold on March 26, 2004. Had these transactions been completed as of January 1, 2004, on an unaudited pro-forma basis revenues would have been $36.7 million and net income would have been $5.5 million, or $0.07 per fully diluted common share, for the three-month period ended March 31, 2004.

These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2004, and are not necessarily indicative of future results.

Note 2 – Net income for the three-month period ended March 31, 2004 would have been $5,441, or $0.06 per fully diluted common share, after excluding the $8,007 non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan.

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,774	$28,295
Marketable securities, at fair value	193,095	214,288
Accounts receivable, net	31,510	32,036
Other current assets	7,358	8,009

Total current assets	272,737	282,628
Marketable securities, at fair value	22,720	—
Property and equipment, net	9,122	8,571
Goodwill	51,321	50,884
Intangible assets, net	24,410	25,648
Deferred tax assets, non-current	59,134	61,630
Other assets	1,025	1,065

TOTAL ASSETS	$440,469	$430,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	38,388	40,989
Non-current liabilities	4,366	4,532
Total stockholders’ equity	397,715	384,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$440,469	$430,426

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three-month Period Ended March 31,
	(Unaudited)
	2005	2004
Cash flows from operating activities:
Net income	$8,683	$13,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,772	2,428
Restructuring benefit, net	(202)	—
Provision for (benefit from) doubtful accounts receivable	(47)	425
Stock-based compensation	54	238
Tax benefit from stock option exercises	2,453	1,692
Minority share of loss of consolidated subsidiary	—	(130)
Provision for deferred income taxes	2,666	(114)
Gain on sale of equity interest in Japan subsidiary	—	(8,007)
Changes in operating assets and liabilities, net of the effects of disposition of consolidated subsidiary	(1,541)	272

Net cash provided by operating activities	14,838	10,252

Cash flows used in investing activities:
Net purchases of marketable securities	(2,125)	(34,115)
Sale of equity interest in Japan subsidiary, net	—	2,351
Purchases of property and equipment	(2,117)	(1,999)
Purchase of intangible assets	(1,000)	—

Net cash used in investing activities	(5,242)	(33,763)

Net cash provided by financing activities – primarily proceeds from stock option exercises	3,279	2,798

Effect of currency translations	(396)	477

Net increase (decrease) in cash and cash equivalents	12,479	(20,236)
Cash and cash equivalents, beginning of period	28,295	36,642

Cash and cash equivalents, end of period	$40,774	$16,406

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended March 31,
	2005	2004
	(Unaudited)
Net Income	$8,683	$13,448
Less interest income, net	(1,360)	(696)
Plus provision for income taxes	5,435	1,691
Plus amortization of intangible assets	1,237	864
Plus depreciation and leasehold amortization	1,535	1,564

EBITDA	$15,530	$16,871

EBITDA excluding non-recurring gain (Note 2)	$15,530	$8,864

Note 1- Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) included in this press release is a non-GAAP (Generally Accepted Accounting Principles) financial measure which represents net income excluding the effects of interest, taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under Generally Accepted Accounting Principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments and income from interest on the Company’s cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Note 2 — Excluding the $8,007 non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan in March 2004, EBITDA would have been $8,864 for the three months ended March 31, 2004.